EXHIBIT 24.1 - POWER OF ATTORNEY

Each of the undersigned, being a director or officer of State Bancorp, Inc., a New York corporation (the "Company"), hereby constitutes and appoints Brian K. Finneran and Patricia M. Schaubeck, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements on Form S-3 pursuant to the requirements of the Securities Act of 1933, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the date set forth below.

Date: February 28, 2011	/s/ Thomas E. Christman Thomas E. Christman
Date: February 28, 2011	/s/ Arthur Dulik, Jr. Arthur Dulik, Jr.
Date: February 28, 2011	/s/ Nicos Katsoulis Nicos Katsoulis
____________ John J. LaFalce
Date: February 28, 2011	/s/ Richard J. Lashley Richard J. Lashley
Date: February 28, 2011	/s/ Thomas M. O’Brien Thomas M. O’Brien
Date: February 28, 2011	/s/ John F. Picciano John F. Picciano
Date: February 28, 2011	/s/ Suzanne H. Rueck Suzanne H. Rueck
______________ Andrew J. Simons
Date: February 28, 2011	/s/ Jeffrey S. Wilks Jeffrey S. Wilks